Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Registration Statement on Form S-1 of Anterios, Inc. of our report dated March 31, 2015 relating to our audits of the financial statements, appearing in the Prospectus, which is part of this Registration Statement.

        We also consent to the reference to us under the caption "Experts" in such Prospectus.

/s/ McGladrey LLP

New York, New York

March 31, 2015